 EXHIBIT 32.1

Certification Pursuant to 18 U.S.C Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amendment to the Quarterly Report on Form 10-Q/A of AEON Global Health Corp. (the “company”) for the period ending September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being, Hanif A. Roshan, the Chief Executive Officer of the company, respectfully, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

Dated: January 25, 2019

/s/ Hanif A. Roshan
Hanif A. Roshan
Chief Executive Officer and interim Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.